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                                                                         EX 4.19

                   WARRANT AND REGISTRATION RIGHTS AGREEMENT

     WARRANT AND REGISTRATION RIGHTS AGREEMENT, dated as of December 22, 1999 (this "Agreement"), is by and among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), and certain holders of Warrant Certificates referred to below (the "Investors").

     WHEREAS, in connection with Amendment No. 5 (the "Amendment") to the Second Amended and Restated Credit Agreement, dated as of December 14, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Company, certain lenders (the "Lenders") and ABN Amro Bank, N.V., as administrative agent, the Company has agreed to issue certain Warrants (the "Warrants") evidenced by Warrant Certificates in the form of Exhibit B to the Amendment (together with any certificates issued in replacement or substitution therefor, the "Warrant Certificates") to purchase shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), pursuant to the terms of such Warrants;

     WHEREAS, in connection with the Amendment, the Company has agreed to register for sale by the Investors the shares of Common Stock received by the Investors upon exercise of the Warrants; and

     WHEREAS, the Company and the Investors desire to set forth certain agreements relating to the repurchase of the Warrants and the Common Stock issuable upon exercise thereof.

     NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

     Section 1. Certain Definitions. In this Agreement the following terms shall have the following meanings:

     "Accredited Investor" shall have the meaning set forth in Rule 501 of the General Rules and Regulations promulgated under the Securities Act.

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "Applicable Law" means (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations, ordinances and orders of governmental bodies, (ii) authorizations, consents, approvals, licenses or exemptions of, registrations or filings with, or reports or notices to, governmental bodies and
(iii) orders, decisions, judgments and decrees of all courts, administrative agencies and arbitrators.

     "Call Percentage" means (x) in the case of a repurchase pursuant to the Loan Repayment Date having occurred, 100% and (y) in the case of a repurchase occurring by virtue of the Deleveraging Condition having been met, 50%.

     "Call Repurchase Price" in effect as of any date shall mean a per share value equal to

     (1) in the case of a repurchase pursuant to the Loan Repayment Date having occurred, the higher of:

          (a)  the Market Price per share on such date and

          (b)  the Minimum Price per share; and

     (2) in the case of any repurchase occurring by virtue of the Deleveraging Condition having been met, the higher of

          (a) (x) the Market Price per share on such date times (y) (i) if such repurchase occurs prior to the first anniversary hereof, .80, (ii) if such repurchase occurs on or after the first anniversary hereof but prior to the second anniversary hereof, .90 or (iii) if such repurchase occurs on or after the second anniversary hereof, 1 and

          (b)  the Minimum Price per share;

provided that in the case of the repurchase of unexercised Warrants, the above per share prices shall be reduced by the Exercise Price (as defined in the Warrant Certificates) per share.

     "Change of Control" has the meaning assigned thereto in the Credit
Agreement.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Deleveraging Condition" means that (a) the Company's Senior Leverage Ratio (as defined in the Credit Agreement) is less than 2.0 to 1.0, (b) the Company's Leverage Ratio (as defined in the Credit Agreement) is less than 4.0 to 1.0 and
(c) the principal amount of all Obligations under the Credit Agreement does not exceed $200,000,000 and the Lenders do not have an obligation to extend credit to the Company under the Credit Agreement in an amount in excess of $200,000,000.

     "Designated Affiliate" means, as to any Lender, an Affiliate of such Lender designated by such Lender to hold some or all of the Warrants issuable hereunder.
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     "Effective Date" means the date the Amendment becomes effective.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

     "Holders" shall mean (i) the Investors and (ii) each Person holding Registrable Shares as a result of a transfer or assignment to that Person of Registrable Shares other than pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act.

     "Indemnified Party" shall have the meaning ascribed to it in Section 7(c) of this Agreement.

     "Indemnifying Party" shall have the meaning ascribed to it in Section 7(c) of this Agreement.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

     "Loan Repayment Date" means the date upon which: (i) all Obligations under and as defined in the Credit Agreement shall have been irrevocably paid in full in cash; (ii) no further obligations, contingent or otherwise) to the Agents or any of the Lenders shall remain outstanding under the Credit Agreement or any of the other Credit Documents (as defined in the Credit Agreement), other than any contingent obligation of the Company to indemnify the Agents and the Lenders and any other obligation which under the term of the Credit Documents survives the repayment of the Obligations; and (iii) the Lenders' commitments to make Loans and to issue Letters of Credit under the Credit Agreement shall have been irrevocably terminated.

     "Market Price" has the meaning assigned thereto in the Warrant
Certificates.

     "Minimum Price" in effect as of any date shall mean $7 per share; provided that upon any adjustment pursuant to Section 7(d) of the Warrant Certificates of the Exercise Price (as defined in the Warrant Certificates) or the number of Warrant Shares issuable upon the exercise of the Warrants (an "Adjustment"), the Minimum Price will be adjusted upward or downward so that the result obtained by multiplying (i) such Minimum Price prior to such Adjustment, by (ii) the number of shares of Warrant Shares issuable pursuant to the Warrants immediately prior to such Adjustment is equal to the result obtained by multiplying (iii) such Minimum Price after such Adjustment, by (iv) the number of Warrant Shares issuable pursuant to the Warrants immediately after such Adjustment.

     "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust, association, private foundation, joint stock company or other entity.
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     "Put Repurchase Price" in effect as of any date shall mean the Market Price on such date; provided that in the case of the repurchase of unexercised Warrants, the above per share price shall be reduced by the Exercise Price (as defined in the Warrant Certificates) per share.

     The terms "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Shares in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

     "Registrable Shares" shall mean the Warrant Shares issued upon exercise of the Warrants; provided, however, that any such shares of Common Stock shall cease to be Registrable Shares when (A) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement; (B) such shares shall have been sold in accordance with Rule 144; or
(C) such shares shall have been otherwise transferred and new certificates not subject to transfer restrictions under the Securities Act and not bearing any legend restricting further transfer shall have been delivered by the Company, and no other applicable and legally binding restriction on transfer under the federal securities laws shall exist.

     "Registration Expenses" shall mean all out-of-pocket expenses (excluding Selling Expenses) incurred by the Company in complying with Section 5 hereof, including, without limitation, the following:

     (a.) all registration and filing fees; fees and expenses of compliance with federal and state securities laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); printing (including, without limitation, expenses of printing or engraving certificates representing the Registrable Shares in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; fees and disbursements of counsel for the Company; fees and disbursements of all independent public accountants of the Company (including without limitation the expenses of any annual or special audit and "cold comfort" letters reasonably required by the managing underwriter); Securities Act liability insurance if the Company so desires; fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the Company; fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which securities of the same class are then listed; and fees and expenses associated with any filing with

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          the National Association of Securities Dealers, Inc. required to be made in connection with the registration statement.

     "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, or any successor thereto, as the same shall be in effect at the relevant time.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Shares.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Warrant Shares" has the meaning assigned thereto in the Warrant Certificates.

     Section 2. Issuance of Warrants. On the Effective Date, in consideration for the Lenders entering into the Loan Agreement, the Company shall issue to each Lender (or its Designated Affiliate) a Warrant Certificate representing Warrants to purchase the number of shares of Common Stock to which such Lender is entitled pursuant to Section 3(c) of the Amendment.

     Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Lenders and their Designated Affiliates that:

     (a.) Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana, and is duly qualified as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except for those jurisdictions in which the failure so to qualify or be authorized, singly or in the aggregate, have not had and will not have a materially adverse effect upon the business, financial position or results of operations of the Company and its Subsidiaries taken as a whole, and each of the Company and each of its Subsidiaries has all corporate powers, and all material governmental licenses, authorizations, consents and approvals, required to carry on its respective businesses as presently conducted.

     (b.) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each Warrant

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          Certificate are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing or recording with, any governmental body, agency or official and do not (i) contravene, or constitute a default under, any provision of Applicable Law or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, or (ii) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     (c.) Binding Effect. Each of this Agreement and each Warrant Certificate is a valid and binding obligation of the Company.

     (d.) Capitalization of the Company; Reservation of Shares; Other Matters
          Relating to Capital Stock.


          (i.) As of the Effective Date, the authorized capital stock of the Company consists solely of 30,000,000 shares of Common Stock and 5,000,000 shares of special stock ("Special Stock")], of which (assuming no Lender or Designated Affiliate exercises any Warrant) 12,698,593 shares of Common Stock and 817,412 shares of Special Stock are issued and outstanding. All of such outstanding capital stock is validly issued, fully paid and nonassessable and has been issued in compliance with all applicable securities laws. As of the Effective Date, except as set forth on Schedule 3(d) and except for the Warrants, there are no existing options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of capital stock of the Company. Except for the Warrants or as set forth on
                  Schedule 3(d), there are no preemptive or other preferential rights applicable to the issuance and sale of equity securities (or securities convertible or exercisable into or exchangeable for equity securities) of the Company.

          (ii.) As of the Effective Date, sufficient shares of authorized but unissued shares of Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants. The issuance of the Warrants will not (x) require any further corporate action by the stockholders or directors of the Company, (y) be subject to any statutory or contractual preemptive rights of any present or future stockholders of the Company or (z) conflict with any provision of any agreement to which the Company is a party or by which the Company is bound. All shares of Common Stock issuable upon exercise of the

                  Warrants in accordance with their terms will be validly authorized, fully paid and nonassessable.

          (iii.) Neither the Company nor any of its Subsidiaries has violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its capital stock or securities. The offer, sale and issuance of the Warrants and the shares of Common Stock issuable upon exercise thereof do not require registration under the Securities Act or any applicable federal or state securities laws.

     Section 4.  Compliance with Securities Laws; Legends.
                 ----------------------------------------

     (a.) Investment Intent. Each Lender represents and warrants to the Company that it is acquiring the Warrants for its own account, with no present intention of selling or otherwise distributing the same to the public.

     (b.) Status of Securities. Each Lender has been informed by the Company that the Warrants and Warrant Shares have not been and, except as contemplated by this Agreement, will not be registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

     (c.) Status of Lenders. Each Lender represents and warrants to the Company that it is an Accredited Investor.

     (d.) Transfer of Warrants and Warrant Shares.
          ---------------------------------------

          (i.) Without limiting any other permitted transfers contemplated by this Agreement, the Warrants and Warrant Shares may be transferred pursuant to (1) public offerings registered under the Securities Act, (2) Rule 144 or 144A promulgated under the Securities Act (or any similar rule then in force) or (3) subject to the conditions set forth in Section 4(d)(ii), any other legally available means of transfer.

          (ii.) In connection with any transfer of any Warrants or Warrant Shares described in Section 4(d)(i)(3), a Holder desiring to transfer Warrants or Warrant Shares shall deliver written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of counsel (which, to the Company's reasonable satisfaction, is knowledgeable in securities law matters) to the effect that such transfer may be effected without registration of such shares under the Securities Act; provided that no such opinion shall be required if there shall have been delivered to the Company an opinion of counsel that no subsequent transfer of such

                  Warrants or Warrant Shares shall require registration under the Securities Act. Promptly upon receipt of any opinion described in the proviso to the preceding sentence, the Company shall prepare and deliver in connection with the consummation of the proposed transfer, new certificates for the Warrants or Warrant Shares being transferred that do not bear the legend set forth in Section 4(d)(iii).

          (iii.) Except as provided in Sections 5(j) and 4(d)(ii), each certificate for any Warrants or Warrant Shares shall be imprinted with a legend substantially in the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     (e.) In addition to the legend required by Section 4(d)(iii), each certificate for any Warrants or Warrant Shares shall be imprinted with a legend substantially in the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A CERTAIN WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 22, 1999, ENTERED INTO AMONG THE COMPANY AND CERTAIN HOLDERS OF SECURITIES OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICES. UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY, A COPY OF SUCH AGREEMENT WILL BE PROVIDED WITHOUT CHARGE TO APPROPRIATELY INTERESTED PERSONS.

Any legend endorsed on a certificate pursuant to this Section 4(e) shall be removed if the securities represented thereby shall have been effectively registered under the Securities Act and sold pursuant to an effective registration statement or have been sold in compliance with Rule 144.

     Section 5.   Registration.
                  -------------

     (a.)  Company Registration.
           ---------------------

          (i.) If, after the earlier of (x) December 22, 2000 and (y) the Loan Repayment Date, the Company shall determine to Register any of its equity securities either for its own account or for the account of any other Person, other than a Registration relating solely to benefit plans, or a Registration relating solely to a Commission Rule 145 transaction, or a Registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Shares, the Company will:

                  (A) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions, if any, in which the Company intends to attempt to qualify such securities under applicable state securities laws); and

                  (B) include in such Registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests, made by the Holders within ten (10) business days after the giving of the written notice from the Company described in clause (i) above, except as set forth in Section 5(a)(ii) below. Such written request shall specify the amount of Registrable Shares intended to be disposed of by a Holder and may specify all or a part of the Holder's Registrable Shares.

Notwithstanding the foregoing, if, at any time after giving such written notice of its intention to effect such Registration and prior to the effective date of the registration statement filed in connection with such Registration, the Company shall determine for any reason not to Register such equity securities the Company may, at its election, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to Register such Registrable Shares in connection with the Registration of such equity securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided herein).

          (ii) Underwriting. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 5(a)(i)(A). In such event, the right of each of the Holders to Registration pursuant to this Section 5(a) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Shares in the underwriting to the extent provided herein. The Holders whose shares are to be included in such Registration shall (together with the Company and any other Person distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for the underwriting by the Company or such other Persons, as the case may be. Such underwriting agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in
                  Section 7 hereof. Notwithstanding any other provision of this
                  Section 5(a), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting Registration, and the number of shares of securities that are entitled to be included in the Registration and underwriting shall be allocated in the following manner: the number of shares that may be included in the Registration and underwriting by each of the Holders and by each stockholder of the Company (other than the Holders) that on the date hereof has rights to piggyback registration upon a Company Registration shall be reduced, on a pro rata basis (based on the number of shares held by such Holder or stockholder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or stockholder of the Company other than a Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

     (b) Shelf Registration. (i) On or before the earlier of (x) December 22, 2000 and (y) the Loan Repayment Date, the Company shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") permitting a continuous or delayed offering of the Registrable Shares. The Company shall (A) use its best efforts to have the Shelf Registration declared effective on or before two weeks have elapsed since the date of filing thereof or as soon as practicable thereafter and (B) subject to the Company's Suspension Right (defined below), use its best efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is declared effective until the date when all shares of Common Stock issued or issuable upon exercise of the Warrants cease to be Registrable Shares in accordance with the definition thereof in order to permit the prospectus forming a part thereof to be usable by Holders during such period.

          (ii) Subject to the Company's Suspension Right, the Company shall supplement or amend the Shelf Registration (A) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder and (B) to permit the disposition of Registrable Shares in the manner requested by any Holder. The Company shall furnish to the Holders of the Registrable Shares to which the Shelf Registration relates copies of any such supplement or amendment sufficiently in advance (but in no event less than three business days in advance) of its use and/or filing with the Commission to allow the Holders a meaningful opportunity to comment thereon.

     (c)  Suspension Right. Notwithstanding the provisions of Sections 5(a) and
          (b), if the Board of Directors of the Company determines in good faith that the filing of a registration statement or any supplement or amendment thereto would interfere with the negotiation or completion of a material transaction or event being contemplated by the Company, the Company shall have the right to (the "Suspension Right"), by notice to the Holders in accordance with Section 11(d), defer the filing of a registration statement to effect the Shelf Registration or suspend the rights of the Holders to make sales pursuant to the Shelf Registration for such a period of time as the Board of Directors may determine; provided that no such period of deferral or suspension may exceed 45 consecutive days and that all such periods of deferral or suspension may not exceed 90 days in the aggregate during any period of 12 consecutive months.

     (d) Notices. The Company shall promptly notify the Holders of Registrable Shares covered by the Shelf Registration of the occurrence of the following events:

          (i) when the Shelf Registration or post-effective amendment thereto filed with the Commission has become effective;

          (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration;

          (iii) the suspension of sales under the Shelf Registration by the Company in accordance with Section 5(c) above;

          (iv) the Company's receipt of any notification of the suspension of the qualification of any Registrable Shares covered by the Shelf Registration for sale in any jurisdiction; and

          (v) the existence of any event, fact or circumstance that results in the registration statement evidencing the Shelf Registration or prospectus relating to Registrable Shares or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

The Company agrees to use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification at the earliest possible moment.

     (e) Registration Statement; Amendments and Supplements. The Company shall provide to the Holders of Registrable Shares covered by the Shelf Registration, at no cost to such Holders, a copy of the related registration statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto. The Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with The New York Stock Exchange, Inc. (or, if the Common Stock is no longer listed thereon, with such other securities exchange or market on which the Common Stock is then listed) so as to enable the Holders to have the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act.

     (f) State Securities Laws. The Company agrees to use commercially reasonable efforts to cause the Registrable Shares covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such shares pursuant to the plan of distribution set forth in the registration statement; provided, however, that the Company shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 5 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction.

     (g) Remediation of Misstatements or Omissions. Subject to the Company's Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the Registrable Shares shall exist, immediately upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (h) Listing on Exchange. The Company agrees to use its best efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement on each securities exchange on which securities of the same class are then listed.

     (i) Compliance with Securities Laws. The Company agrees to use its best efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Shares pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Shares shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     (j) Share Certificates. The Company agrees to: (x) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to a Registration and not bearing any Securities Act legend; and (y) enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the Holders may reasonably request at least two business days prior to any sale of Registrable Shares. Each Holder requesting delivery of certificates not bearing any Securities Act legend shall provide appropriate representations to the Company of such Holder's intent to comply with all conditions necessary for sale pursuant to a Registration, including prospectus delivery requirements.

     Section 6. Expenses of Registration. The Company shall pay all Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to

Section 5 hereof. All Selling Expenses incurred in connection with the offer and sale of Registrable Shares by any of the Holders shall be borne by the Holder offering or selling such Registrable Shares. The Company shall pay the fees and expenses (not to exceed $25,000) of one counsel to the Holders in connection with the preparation of the Shelf Registration.

     Section 7.   Indemnification.

     (a) The Company will indemnify each Holder, each Holder's officers and directors, each person controlling such Holder within the meaning of
          Section 15 of the Securities Act and each underwriter, if any, of the Company's securities covered by any Registration hereunder against all expenses, claims, losses, damages and liabilities (including reasonable legal fees and expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter for inclusion therein.

     (b) Each Holder will indemnify the Company, each of its directors and each of its officers who signs the registration statement and each person who controls the Company within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.

     (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this
          Section 7 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action, or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) If the indemnification provided for in this Section 7 is unavailable to a party that would have been an Indemnified Party under this
          Section 7 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Shares agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d).

     (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 7 in excess of the net proceeds to such Holder of any Registrable Shares sold by such Holder.

     Section 8. Information to be Furnished by Holders. Each Holder shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Section 5 hereof. If any Holder fails to provide the Company with such information within three weeks of the Company's request, the Company's obligations under Section 5 hereof with respect to such Holder or the Registrable Shares owned by such Holder shall be suspended until such Holder provides such information.

     Section 9.  Rule 144 Sales.
                 --------------

     (a) The Company covenants that it will file any and all reports required to be filed by the Company under the Exchange Act so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

     (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, if deemed appropriate, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holder may reasonably request, provided that such request is made at least two business days prior to any sale of Registrable Shares.

     Section 10. Repurchases. Reference in this Section 10 to issued Warrant Shares shall mean Warrant Shares theretofore issued upon the exercise of any Warrants, together with any Warrant Shares or other securities issued with respect to such shares pursuant to any Organic Change (as defined in the Warrant Certificates).

          (a) Obligation of Company. During the period of 60 days following the occurrence of a Change of Control, from time to time the Company will, on the date (not less than 10 or more than 20 days from the date of such notice) designated in a notice (a "Put Notice") from any Holder to the Company, repurchase from such Holder all or the portion of the Warrants and/or the number of issued Warrant Shares held by such Holder designated in such notice for: (i) in the case of all or a portion of the Warrants, an amount equal to the product of (x) the Put Repurchase Price in effect on the date of such notice and (y) the number of Warrant Shares represented by the Warrants on the date of such notice or the portion of the Warrants to be repurchased; and (ii) in the case of issued Warrant Shares, an amount equal to the product of (x) the Put Repurchase Price in effect on the date of such notice and (y) the number of Warrant Shares to be repurchased.

     Upon receipt by the Company of any notice pursuant to this Section 10(a), the Company shall, within five days thereof, send a copy of such notice to each Holder of Warrants and issued Warrant Shares held by such Holders. Thereafter, each other Holder of a Warrant and/or such Warrant Shares shall be entitled to exercise its rights pursuant to the preceding paragraph by giving not less than 10 days' notice of such request to repurchase. The date designated for such repurchase shall be the same day designated by the Holder initially requesting such repurchase.

     On each date designated for the repurchase of Warrants and/or Warrant Shares pursuant to this Section 10(a), each appropriate Holder shall assign to the Company the Warrant or portion thereof and/or Warrant Shares being repurchased, without any representation or warranty (other than that such Holder has good and valid title thereto free and clear of Liens, claims and restrictions of any kind), against payment therefor by wire transfer to an account in a Lender located in the United States designated by such Holder for such purpose.

     The Company shall not be obligated under this Section 10(a) to repurchase any Warrant or portion thereof and/or Warrant Shares to the extent such a repurchase would violate or cause a default under the corporate laws of the Company's state of incorporation or any agreement, instrument or indenture in existence on the date hereof to which the Company is a party, as determined by an opinion of Independent Counsel; provided, however, that the Put Repurchase Price shall become immediately due and payable from time to time to the extent such payment does not result in such a violation of, or default with respect to, such law or any such agreement, instrument or indenture; provided, further, that the Company shall use its reasonable best efforts to have any such restriction removed, including, without limitation, recapitalizing the Company. The Company shall repurchase any Warrant or portion thereof and/or Warrant Shares requested to be, but not (due to operation of this paragraph), repurchased pursuant to this Section 10(a) before repurchasing any other Warrant or portion thereof and/or Warrant Shares pursuant to this Section 10(a).

     If more than one Holder has exercised its rights pursuant to this Section 10(a) and part but not all of the Put Repurchase Price then due and owing are paid to such Holders pursuant to the preceding paragraph, then any Holder may rescind its repurchase election under this Section 10(a) and, except as otherwise provided in the last sentence of the preceding paragraph, payment of the Put Repurchase Price to any such Holders that do not rescind shall be made pro rata based on the number of Warrant Shares with respect to which such rights have been exercised and not rescinded (either directly or as to shares represented by Warrants), notwithstanding the order in which the Company received the Put Notices from such Holders and the dates designated in such Put Notices for the payment of the Put Repurchase Price; provided, however, that such pro rata payments by the Company shall not relieve the Company of its obligation to pay all of the Put Repurchase Price as provided in the preceding paragraph. Any obligation to repurchase securities of the Company issued after the date of this Warrant shall be subordinated to any obligation under this
Section 10(a).

     (b) Option of Company. The Company shall have the right, but subject to the terms and conditions of the Credit Agreement, upon the giving of written notice during the period of 30 days following (x) the Loan Repayment Date or (y) the Company having achieved the Deleveraging Condition, to repurchase from each Holder the Call Percentage of such Holder's Warrants and the Call Percentage of the issued Warrant Shares held by such Holder for: (i) in the case of Warrants, an amount equal to the product of (x) the Call Repurchase Price in effect on the date of such notice and (y) the number of Warrant Shares represented by the Warrants on the date of such notice; and (ii) in the case of issued Warrant Shares, an amount equal to the product of (x) the Call Repurchase Price in effect on the date of such notice and (y) the number of issued Warrant Shares; provided, however, that any additional payment that may be required by the terms of Section 10(c) shall be made. In effecting all such repurchases, the Company shall repurchase Warrants and Warrant Shares and pay the aggregate Call Repurchase Price to be paid by it ratably such that each Holder sells a ratable portion of Warrants and Warrant Shares and receives a ratable portion of such aggregate Call Repurchase Price based upon the aggregate number of Warrants and Warrant Shares of all Holders (other than Warrant Shares no longer subject to this Section by virtue of
          Section 10(d)).

     Such notice of repurchase shall (i) designate the date of repurchase, which date shall be not less than 60 or more than 120 days from the date of such notice, (ii) state the Call Repurchase Price and number of Warrant Shares subject to the Warrants and/or the number of issued Warrant Shares and (iii) indicate the method by which calculations were made. On the date so designated, each Holder shall assign to the Company the Warrants and/or the number of

Warrant Shares being repurchased, without any representation or warranty (other than that such Holder has good and valid title thereto free and clear of Liens, claims and restrictions of any kind), against payment therefor by wire transfer to an account in a Lender located in the United States designated by such Holder for such purpose.

     (c) Adjustment to Repurchase Payment. If (i) more than twenty-five percent (25%) of the Common Stock Deemed Outstanding (as defined in the Warrant Certificates) is sold in any transaction or series of related transactions and/or (ii) any Organic Change (as defined in the Warrant Certificates) shall occur and/or (iii) a Change of Control shall occur and/or (iv) the Company shall sell Common Shares or other securities of the Company in an offering required to be registered under the Securities Act, in any case within 270 days after the date of a repurchase pursuant to Section 10(b), for a consideration per share (determined by reference to all the consideration received in such transaction by the stockholders of the Company or which would be received if all consideration received by the Company in such transaction were distributed to the stockholders (in each case net of all reasonable transaction fees and expenses)), as determined by an independent firm of investment bankers, reduced, where and to the extent a Holder has not exercised its Warrants, by the Exercise Price (the "Stockholder's Consideration Per Share"), greater than the consideration per share which was paid to the Holders on the date of such repurchase, then immediately upon such event the Company shall pay to such Holders an amount equal to the product of (x) the number of Warrant Shares repurchased and/or represented by that portion of the Warrant repurchased, and (y) the difference between the Stockholder's Consideration Per Share and the consideration per share received by the Holders in such repurchase. The calculation of the amount to be paid a Holder pursuant to this Section 10(c) shall be made after taking into account any adjustment to Exercise Price (as defined in the Warrant Certificates) pursuant to any stock split, stock dividend, share combination or other similar transaction occurring subsequent to the repurchase but prior to any subsequent event pursuant to clauses (i)-(iv) above. The obligation of the Company under this Section 10(c) shall survive any repurchase of the Warrant or the Warrant Shares issued upon the exercise thereof.

     (d) Termination of Repurchase Options. Notwithstanding anything to the contrary herein, no Holder of Warrant Shares that have been sold pursuant to an effective registration statement or sold to the public pursuant to Rule 144 may submit a Put Notice under Section 10(a) as to any such Warrant Shares and the Company may not exercise its repurchase option under Section 10(b) as to any such Warrant Shares.

     Section 11.  Miscellaneous.
                  -------------

     (a) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Illinois.

     (b) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

     (c) Amendment. No supplement, modification, waiver or termination of this Agreement (including without limitation any amendment or modification of any defined term used herein which is defined in any other agreement or instrument referred to herein) shall be binding against any Person unless executed in writing by such Person or a predecessor-in-interest of such Person.

     (d) Notices, etc. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received when delivered in person, when sent by fax with receipt acknowledged, five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (x) if to any Holder, at such address or fax number as such Holder shall have furnished the Company in writing (or, if such Holder is a Lender, at such Holder's address set forth in the Loan Agreement), or (y) if to the Company, at the address or fax number of its principal executive offices set forth below its signature hereon or at such other address or fax number as the Company shall have furnished to the Investors. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder.

     (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     (f) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     (g) Captions. Captions are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     (h) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement that are for the Lenders as holders of Registrable Shares are also for the benefit of, and shall be enforceable by, all subsequent holders of Registrable Shares.

     (i) Remedies. The Company and the Investors acknowledge that there would be no adequate remedy at law if any Person fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

     (j) Attorneys' Fees. If the Company or any Holder brings an action to enforce its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in connection with such action, including any appeal of such action.

     (k) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement.

     (l) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and any transfer of any Warrant or Common Stock issued upon exercise thereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       TOKHEIM CORPORATION



                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       1600 Wabash Avenue
                                       Fort Wayne, Indiana 46801-0630

                                       Attention: Chief Financial Officer
                                       Facsimile: (219) 484-1110

                                       BANK ONE, INDIANA, NATIONAL ASSOCIATION


                                       By:__________________________________
                                       Name:
                                       Title:


                                       CREDIT LYONNAIS, CHICAGO BRANCH


                                       By:__________________________________
                                       Name:
                                       Title:


                                       BANKERS TRUST COMPANY


                                       By:__________________________________
                                       Name:
                                       Title:


                                       ABN AMRO BANK N.V.


                                       By:__________________________________
                                       Name:
                                       Title:

                                       By:__________________________________
                                       Name:
                                       Title:


                                       CREDIT AGRICOLE INDOSUEZ


                                       By:__________________________________
                                       Name:
                                       Title:

                                       By:__________________________________
                                       Name:
                                       Title:


                                       HARRIS TRUST AND SAVINGS BANK


                                       By:__________________________________
                                       Name:
                                       Title:


                                       COMPAGNIE FINANCIERE DE CIC ET DE
                                       L'UNION EUROPEENNE


                                       By:__________________________________
                                       Name:
                                       Title:


                                       By:__________________________________
                                       Name:
                                       Title:


                                       MERCANTILE BANK N.A.


                                       By:__________________________________
                                       Name:
                                       Title:


                                       THE PROVIDENT BANK


                                       By:__________________________________
                                       Name:
                                       Title:

                              By: Eaton Vance Management, as Investment
                                    Advisor


                              By:
                                 ------------------------------------------
                                   Name:
                                   Title:


                              OXFORD STRATEGIC INCOME FUND

                              By: Eaton Vance Management, as Investment
                                    Advisor


                              By:
                                 ------------------------------------------
                                  Name:
                                  Title:

                              OCTAGON LOAN TRUST

                              By: Octagon Credit Investors, as Manager


                              By:
                                 ------------------------------------------
                                  Name:
                                  Title:


                              OCTAGON INVESTMENT PARTNERS II, LLC


                              By:
                                 ------------------------------------------
                                  Name:
                                  Title:

                              FINOVA CAPITAL CORPORATION


                              By:
                                 ------------------------------------------
                                  Name:
                                  Title:


                              IMPERIAL BANK


                              By:
                                 ------------------------------------------
                                  Name:
                                  Title:


                              NATEXIS BANQUE BFCE


                              By:
                                 ------------------------------------------
                                  Name:
                                  Title:

                              By:
                                 ------------------------------------------
                                  Name:
                                  Title:


                              BANK POLSKA KASA OPIEKI S.A. - PEKAO
                              S.A GROUP, NEW YORK BRANCH


                              By:
                                 ------------------------------------------
                                  Name:
                                  Title:


                              SENIOR DEBT PORTFOLIO

                              By: Boston Management and Research, as
                                  Investment Advisor


                              By:
                                 ------------------------------------------
                                  Name:
                                  Title:


                              EATON VANCE SENIOR INCOME TRUST

                                      INDOSUEZ CAPITAL FUNDING IIA, LIMITED

                                      By:Indosuez Capital, as Portfolio Advisor


                                      By:__________________________________
                                      Name:
                                      Title:


                                      INDOSUEZ CAPITAL FUNDING IV, L.P.

                                      By: Indosuez Capital, as Portfolio Advisor


                                      By:__________________________________
                                      Name:
                                      Title:


                                      ALLIANCE INVESTMENT OPPORTUNITIES
                                      FUND, L.L.C.

                                      By: ALLIANCE INVESTMENT
                                      OPPORTUNITIES MANAGEMENT, L.L.C.,
                                      as Managing Member

                                      By: ALLIANCE CAPITAL MANAGEMENT
                                      L.P., as Managing Member

                                      By: ALLIANCE CAPITAL MANAGEMENT
                                      CORPORATION, as General Partner


                                      By:__________________________________
                                      Name:
                                      Title:


                                      AMSOUTH BANK


                                      By:__________________________________
                                      Name:
                                      Title:


                                      ARES LEVERAGED INVESTMENT FUND II,
                                      L.P.

                                      By: ARES Management II, L.P. its General
                                      Partner


                                      By:__________________________________
                                      Name:
                                      Title:

                                 Schedule 3(d)

                        [to be completed by the Company]